SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report: April 15, 1996

                            THE INTERLAKE CORPORATION
              (Exact name of registrant as specified in its charter)

          Delaware            Commission File Number 1-9149    36-3428543
     (State or other jurisdiction of                             (I.R.S.
      incorporation or organization)                              Employer
                                                              Identification
                                                                    No.)

     550 Warrenville Road, Lisle, Illinois                       60532-4387
     (Address of principal executive offices)                    (Zip Code)

                                  (708)852-8800
               (Registrant's telephone number, including area code)

Item 5.   Other Events.

     The Interlake Corporation today announced that it had signed a letter of intent for the sale and purchase of all of Interlake's packaging businesses. The sale is subject to various conditions. The press release by which The Interlake Corporation made the announcement is attached as Exhibit 99.1.

Item 7.   Exhibits

     The following Exhibit is filed herewith and made part hereof:

     Exhibit
     Number              Description of Document

     99.1      Press Release dated April 15, 1996


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   THE INTERLAKE CORPORATION


                               By______________________________
                               W. Robert Reum
                               Chairman, President and Chief Executive
                               Officer

Exhibit 99.1

[LOGO - The Interlake Corporation]       [LOGO - A. J. Gerrard & Company]


FOR IMMEDIATE RELEASE



            INTERLAKE TO SELL PACKAGING BUSINESSES TO A. J. GERRARD

 Lisle, Ill., April 15, 1996 -- A. J. Gerrard & Company ("Gerrard") and The Interlake Corporation ("Interlake") today jointly announced that they had signed a letter of intent for the sale and purchase of all of Interlake's packaging businesses.

 The sale and acquisition is subject to the signing of definitive purchase agreements, the obtaining by Gerrard of firm financing commitments, the completion of governmental approval processes, approval by Gerrard shareholders, and the approval of certain other third parties, including Interlake's bank group.

 Gerrard, headquartered in Des Plaines, Illinois, manufactures and sells steel strap in the U.S.

 Interlake's packaging businesses had sales of $141 million in 1995.
The businesses include plastic strapping and stitching businesses in the U.S., steel strapping businesses in Canada and England, and a plastic strapping business in England.

 Interlake, headquartered in Lisle, Illinois, had total 1995 sales of $831 million. Interlake is a multinational corporation engaged in the design, manufacture and sale or distribution of products for the material handling, automotive, packaging and aerospace industries.

 Tony Tako, chairman, president and CEO of Gerrard, said, "This acquisition will complement our existing businesses and significantly expand Gerrard's presence in the strapping business beyond steel into plastic, and beyond the U.S. into Canada and Europe. This transaction presents a major growth opportunity for Gerrard."

 W. Robert Reum, Interlake's chairman, president and CEO, said, "Gerrard initially approached Interlake regarding a possible combination of our packaging businesses through a joint venture. As the talks progressed, it became clear, in light of Interlake's capital structure, that an outright sale made more sense for Interlake. This transaction will enable Interlake to pay down debt and to focus its resources on the continued growth and improved performance of its remaining businesses, several of which enjoyed record operating earnings in 1995."

 Interlake and Gerrard expect the transaction to close by July.

                                   #   #   #

Media contacts:
Tony Tako, A. J. Gerrard & Company, 847-299-8000
Bruce Steimle, The Interlake Corporation, 708-719-7225